AIP ALTERNATIVE STRATEGIES FUNDS
SECOND AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS SECOND AMENDMENT effective as of November 1, 2009, to the Transfer Agent Servicing Agreement, dated as of September 6, 2002, as amended April 28, 2006 (the "Agreement"), is entered into by and among HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC, f/k/a ALTERNATIVE INVESTMENT PARTNERS, LLC, a Delaware limited liability company (the “Adviser”), AIP ALTERNATIVE STRATEGIES FUNDS, a Delaware business trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Adviser, the Trust and USBFS desire to amend the Agreement; and

WHEREAS, Section 6 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced with Exhibit A attached hereto.
Exhibit B is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC	U.S. BANCORP FUND SERVICES, LLC

By: /s/ J. Michael Fields	By: /s/ Michael R. McVoy
Printed Name: J. Michael Fields	Printed Name: Michael R. McVoy
Title: COO	Title: Executive Vice President

AIP ALTERNATIVE STRATEGIES FUNDS

By: /s/ J. Michael Fields
Printed Name: J. Michael Fields
Title: Secretary

Exhibit A
to the AIP Alternative Strategies Funds
Transfer Agent Servicing Agreement

Separate Series of AIP Alternative Strategies Funds

Name of Series

Alpha Hedged Strategies Fund - No Load Class and Class C
Beta Hedged Strategies Fund – No Load Class and Class C

Exhibit B to the Transfer Agent Servicing Agreement AIP Alternative Strategies Funds ACCOUNT SERVICES FEE SCHEDULE - Effective November 1, 2009
Annual Service Charges to the Fund Note 1
▪ Base Fee Per CUSIP                                              $[__] /year
▪ NSCC Level 3 Accounts                                      $[__] /open account
▪ No-Load Fund Accounts                                    $[__] /open account
▪ Load Fund Accounts                                           $[__] /open account
▪ Closed Accounts                                                  $[__] /closed account
Activity Charges Note 1
▪ Manual Shareholder Transaction$[__] /transaction
▪ Omnibus Account Transaction  $[__] /transaction
▪ Correspondence                            $[__] /item
▪ Telephone Calls                             $[__] /minute
▪ Voice Response Calls                   $[__] /call
Implementation Charges
▪ Subsequent CUSIPs                                             $[__] /each additional CUSIP
Additional Services*Note 1, 2
▪ $[__] /year
Chief Compliance Officer Support
USBFS provides on-going support to the fund’s CCO’s including:
▪ Daily consulting and responding to inquiries and requests
▪ Periodic reporting and conference calls with all CCO’s
▪ Periodic forums for USBFS CCO to meet with client CCO’s
▪ Quarterly certifications and reporting on procedures and compliance events
▪ Access to CCO portal
CLIENT Web DATA ACCESS*
USBFS client on-line access to fund data through USBFS technology applications and data delivery and security software.
▪ Access to the following systems included:
− ReportSource – Mainframe T/A Report Library
− FundSource – Comprehensive Fund Information
* Note – Access for up to three users.  Additional users priced separately.

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, processing of literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, training, and all other out-of-pocket expenses.
Additional Services
Available but not included above are the following services  - Expedited CUSIP setup, FAN Web shareholder e-commerce, MARS, Vision intermediary e-commerce, FAN Mail electronic data delivery, sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Same Day Cash Flow System, and Short-Term Trader reporting.
Conversion and extraordinary services quoted separately.

Note 1:   Fees are billed monthly.  Subject to annual CPI increase, Milwaukee MSA
Note 2:  Additional services include Chief Compliance Officer Support, Client Web Data Access  and Dealer Reclaim Services